Exhibit 10.6

PRIVATE PLACEMENT WARRANTS PURCHASE AGREEMENT

THIS PRIVATE PLACEMENT WARRANTS PURCHASE AGREEMENT (as it may be amended from time to time, this “Agreement”), dated as of [•], 2021, is entered into by and between Heartland Media Acquisition Corp., a Delaware corporation (the “Company”), and Heartland Sponsor LLC, a Delaware limited liability company (the “Purchaser”).

WHEREAS, the Company intends to consummate an initial public offering of the Company’s units (the “Public Offering”), each unit consisting of one share of Class A common stock of the Company, par value $0.0001 per share (each, a “Share”), and one-half of one redeemable warrant, each whole warrant entitling the holder to purchase one Share at an exercise price of $11.50 per Share (subject to adjustment), as set forth in the Company’s Registration Statement on Form S-1, filed with the U.S. Securities and Exchange Commission (the “SEC”), File Number 333-[•] (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”); and

WHEREAS, the Purchaser has agreed to purchase, at a price of $1.00 per warrant, an aggregate of 10,000,000 warrants (and up to 1,200,000 additional warrants if the underwriters in the Public Offering exercise their over-allotment option in full) (the “Private Placement Warrants”), each Private Placement Warrant entitling the holder to purchase one Share at an exercise price of $11.50 per Share (subject to adjustment).

NOW THEREFORE, in consideration of the mutual promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby, intending legally to be bound, agree as follows:

Agreement

Section 1.              Authorization, Purchase and Sale; Terms of the Private Placement Warrants.

A.            Authorization of the Private Placement Warrants. The Company has duly authorized the issuance and sale of the Private Placement Warrants to the Purchaser.

B.             Purchase and Sale of the Private Placement Warrants.

(i)            On the date of the consummation of the Public Offering, and concurrently with the consummation thereof, or on such earlier time and date as may be mutually agreed by the Purchaser and the Company (the “IPO Closing Date”), the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, 10,000,000 Private Placement Warrants at a price of $1.00 per warrant for an aggregate purchase price of $10,000,000 (the “Purchase Price”). The Purchaser shall pay, at least one (1) business day prior to the IPO Closing Date, the Purchase Price by wire transfer of immediately available funds, consisting of (i) $8,000,000 to the trust account, at a financial institution to be chosen by the Company, maintained by Continental Stock Transfer & Trust Company, acting as trustee, in accordance with the Company’s wiring instructions (the “Trust Account”), and (ii) $2,000,000 to, or on behalf of, the Company in accordance with the Company’s wiring instructions. On the IPO Closing Date, upon payment by the Purchaser of the Purchase Price, the Company, at its option, shall deliver a certificate evidencing the Private Placement Warrants purchased by the Purchaser on such date duly registered in the Purchaser’s name to the Purchaser or effect such delivery in book-entry form.

(ii)           On the date of the consummation of the closing of any over-allotment option in connection with the Public Offering, and concurrently with the consummation thereof, or on such earlier time and date as may be mutually agreed by the Purchaser and the Company (each such date, an “Over-allotment Closing Date,” and each Over-allotment Closing Date (if any) and the IPO Closing Date, a “Closing Date”), the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, up to 1,200,000 Private Placement Warrants (or, to the extent the over-allotment option is not exercised in full, a lesser number of Private Placement Warrants in proportion to the portion of the over-allotment option that is then exercised) at a price of $1.00 per warrant for an aggregate purchase price of up to $1,200,000 (if the over-allotment option is exercised in full) (the “Over-allotment Purchase Price”). The Purchaser shall pay the Over-allotment Purchase Price in accordance with the Company’s wire instruction by wire transfer of immediately available funds to the Company or the Trust Account (as set forth in the wire instructions), at least one (1) business day prior to the Over-allotment Closing Date. On each Over-allotment Closing Date, upon payment by the Purchaser of the Over-allotment Purchase Price payable by it, the Company shall, at its option, deliver a certificate evidencing the Private Placement Warrants purchased by the Purchaser on such Closing Date duly registered in the Purchaser’s name to the Purchaser or effect such delivery in book-entry form.

C.             Terms of the Private Placement Warrants.

(i)            Each Private Placement Warrant shall have the terms set forth in a Warrant Agreement to be entered into by the Company and a warrant agent in connection with the Public Offering (the “Warrant Agreement”), and the Shares issued upon any exercise of such warrants shall have the same terms as the Shares issued in the Public Offering, except with respect to transferability, as set forth in a Letter Agreement to be entered into by the Company, the Purchaser and the other parties thereto, in connection with the Public Offering (the “Letter Agreement”).

(ii)           On or prior to the IPO Closing Date, the Company and the Purchaser shall enter into a registration rights agreement (the “Registration Rights Agreement”) pursuant to which the Company will grant certain registration rights to the Purchaser relating to the Private Placement Warrants and the Shares underlying the Private Placement Warrants.

Section 2.              Representations and Warranties of the Company.

As a material inducement to the Purchaser to enter into this Agreement and purchase the Private Placement Warrants, the Company hereby represents and warrants to the Purchaser (which representations and warranties shall survive each Closing Date) that:

A.            Incorporation and Corporate Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company. The Company possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement and the Warrant Agreement.

B.             Authorization; No Breach.

(i)           The execution, delivery and performance of this Agreement and the Private Placement Warrants have been duly authorized by the Company as of each Closing Date. This Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or law). Upon issuance in accordance with, and payment pursuant to, the terms of the Warrant Agreement and this Agreement, the Private Placement Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms as of the applicable Closing Date.

(ii)          The execution and delivery by the Company of this Agreement and the Private Placement Warrants, the issuance and sale of the Private Placement Warrants, the issuance of the Shares upon exercise of the Private Placement Warrants and the fulfillment of and compliance with the respective terms hereof and thereof by the Company, do not and will not as of each Closing Date (a) (1) conflict with or result in a breach of the terms, conditions or provisions of, (2) constitute a default under, (3) result in the creation of any lien, security interest, charge or encumbrance upon the Company’s capital stock or assets under or (4) result in a violation of, the certificate of incorporation or the bylaws of the Company (in effect on the date hereof or as may be amended prior to the applicable Closing Date) or any material law, statute, rule or regulation to which the Company is subject, or any agreement, order, judgment or decree to which the Company is subject, or (b) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency, except for any filings required after the date hereof under federal or state securities laws.

C.             Title to Securities. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement, the Private Placement Warrants will be binding obligations of the Company and will be duly and validly issued and the Shares issuable upon exercise of the Private Placement Warrants will be duly and validly issued, fully paid and nonassessable. On the date of issuance of the Private Placement Warrants, the Shares issuable upon exercise of the Private Placement Warrants shall have been reserved for issuance. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement, the Purchaser will have good title to the Private Placement Warrants purchased by it and the Shares issuable upon exercise of such Private Placement Warrants, free and clear of all liens, claims and encumbrances of any kind, other than (i) transfer restrictions hereunder and under the other agreements contemplated hereby, (ii) transfer restrictions under federal and state securities laws and (iii) liens, claims or encumbrances imposed due to the actions of the Purchaser.

Section 3.              Representations and Warranties of the Purchaser.

As a material inducement to the Company to enter into this Agreement and issue and sell the Private Placement Warrants to the Purchaser, the Purchaser hereby represents and warrants to the Company (which representations and warranties shall survive each Closing Date) that:

A.            Organization and Requisite Authority. The Purchaser possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.

B.             Authorization; No Breach.

(i)            This Agreement constitutes a valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or law).

(ii)           The execution and delivery by the Purchaser of this Agreement and the fulfillment of and compliance with the terms hereof by the Purchaser does not and shall not as of each Closing Date (a) (1) conflict with or result in a breach by the Purchaser of the terms, conditions or provisions of, (2) constitute a default under, (3) result in the creation of any lien, security interest, charge or encumbrance upon the Purchaser’s equity or assets under or (4) result in a violation of, the Purchaser’s organizational documents (in effect on the date hereof or as may be amended prior to the applicable Closing Date), or any material law, statute, rule or regulation to which the Purchaser is subject, or any agreement, instrument, order, judgment or decree to which the Purchaser is subject, or (b) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency, except for any filings required after the date hereof under federal or state securities laws.

C.             Investment Representations.

(i)            The Purchaser is acquiring the Private Placement Warrants, and any Shares acquired upon the exercise of such warrants (collectively, the “Securities”) for its own account, for investment purposes only and not with a view towards, or for resale in connection with, any public sale or distribution thereof.

(ii)           The Purchaser understands that the Securities are being offered and will be sold to it in reliance on specific exemptions from the registration requirements of the U.S. federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations and warranties of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire such Securities.

(iii)          The Purchaser did not decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

(iv)          The Purchaser understands that no U.S. federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities by the Purchaser nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(v)           The Purchaser has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Purchaser. The Purchaser has been afforded the opportunity to ask questions of the executive officers and directors of the Company. The Purchaser understands that its investment in the Securities involves a high degree of risk and it has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to the acquisition of the Securities.

(vi)          The Purchaser understands that: (a) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (1) subsequently registered thereunder or (2) sold in reliance on an exemption therefrom; and (b) except as specifically set forth in the Registration Rights Agreement, neither the Company nor any other person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. In this regard, the Purchaser understands that the SEC has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after an initial business combination, are deemed to be “underwriters” under the Securities Act when reselling the securities of a blank check company. Based on that position, Rule 144 promulgated under the Securities Act would not be available for resale transactions of the Securities despite technical compliance with the requirements of such rule, and the Securities can be resold only through a registered offering or in reliance upon another exemption from the registration requirements of the Securities Act.

(vii)         The Purchaser has such knowledge and experience in financial and business matters, knowledge of the high degree of risk associated with investments in the securities of companies in the development stage such as the Company, is capable of evaluating the merits and risks of an investment in the Securities and is able to bear the economic risk of an investment in the Securities in the amount contemplated hereunder for an indefinite period of time. The Purchaser has adequate means of providing for its current financial needs and contingencies and will have no current or anticipated future needs for liquidity which would be jeopardized by the investment in the Securities. The Purchaser can afford a complete loss of its investments in the Securities.

(viii)        The Purchaser acknowledges and agrees that the Private Placement Warrants and any Shares acquired upon the exercise of such warrants will bear a legend substantially in the form set forth in the Warrant Agreement.

(ix)           The Purchaser is an “accredited investor” as such term is defined in Rule 501(a)(3) of Regulation D under the Securities Act and the Purchaser has not experienced a disqualifying event as enumerated pursuant to Rule 506(d) of Regulation D under the Securities Act.

Section 4.              Conditions of the Purchaser’s Obligations.

The obligations of the Purchaser to purchase and pay for the Private Placement Warrants are subject to the fulfillment, on or before each Closing Date, of each of the following conditions:

A.            Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct at and as of such Closing Date as though then made.

B.             Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before such Closing Date.

C.             No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement or the Warrant Agreement.

D.            Letter Agreement and Registration Rights Agreement. The Company shall have entered into the Letter Agreement and the Registration Rights Agreement, each on terms satisfactory to the Purchaser.

E.             Warrant Agreement. The Company and warrant agent shall have entered into the Warrant Agreement, on terms satisfactory to the Purchaser.

F.             Corporate Consents. The Company shall have obtained the consent of its board of directors authorizing the execution, delivery and performance of this Agreement and the Warrant Agreement and the issuance and sale of the Private Placement Warrants hereunder, and the issuance of any Shares to be issued upon the exercise of such warrants.

Section 5.              Conditions of the Company’s Obligations.

The obligations of the Company to the Purchaser under this Agreement are subject to the fulfillment, on or before each Closing Date, of each of the following conditions:

A.            Representations and Warranties. The representations and warranties of the Purchaser contained in Section 3 shall be true and correct at and as of such Closing Date as though then made.

B.             Performance. The Purchaser shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Purchaser on or before such Closing Date.

C.             No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement or the Warrant Agreement.

D.            Warrant Agreement and Registration Rights Agreement. The Company shall have entered into the Warrant Agreement and the Registration Rights Agreement, each on terms satisfactory to the Company.

E.             Corporate Consents. The Company shall have obtained the consent of its board of directors authorizing the execution, delivery and performance of this Agreement and the Warrant Agreement and the issuance and sale of the Private Placement Warrants hereunder.

Section 6.              Termination.

This Agreement may be terminated by the Company or the Purchaser at any time after December 31, 2021, upon written notice to the other party hereto if the IPO Closing Date does not occur prior to such date.

Section 7.              Survival of Representations and Warranties.

All of the representations and warranties contained herein shall survive each Closing Date.

Section 8.              Definitions.

Terms used but not otherwise defined in this Agreement shall have the meaning assigned to such terms in the Registration Statement.

Section 9.              Miscellaneous.

A.            Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors of the parties hereto whether so expressed or not. Notwithstanding the foregoing or anything to the contrary herein, the parties may not assign this Agreement without the prior written consent of the other party hereto, other than assignments by the Purchaser to affiliates thereof (including, without limitation one or more of its members).

B.             Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

C.             Counterparts. This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. The words “execution,” “signed,” “signature” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

D.            Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

E.             Governing Law. This Agreement shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the internal laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the laws of another jurisdiction.

F.             Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by the parties hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

COMPANY:

HEARTLAND MEDIA ACQUISITION CORP.

By:
Name:	Robert S. Prather, Jr.
Title:	Chief Executive Officer

PURCHASER:

HEARTLAND SPONSOR LLC

By:
Name:	Robert S. Prather, Jr.
Title:	Managing Member

[Signature Page to Private Placement Warrants Purchase Agreement]